Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 5, 2021 with respect to the consolidated financial statements of Ostin Technology Group Co., Ltd, for the years ended September 30, 2020 and 2019 in this Amendment No. 7 to the Registration Statement on Form F-1 of Ostin Technology Group Co., Ltd and the related Prospectus of Ostin Technology Group Co., Ltd filed with the Securities and Exchange Commission.

TPS Thayer, LLC

Sugar Land, Texas

December 6, 2021